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                                   Exhibit 5.1

                       Opinion of Gardere & Wynne, L.L.P.


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FORM S-8



214-999-3000
                                              August 25, 2000

Ace Cash Express, Inc.
1231 Greenway Drive, Suite 800
Irving, Texas 75038

Gentlemen:

         We  have  served  as  counsel  for  Ace  Cash  Express,  Inc.,  a Texas corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the additional 814,635 shares of the Common Stock, $0.01 par value, of the Company (the "Shares") underlying options granted under the Ace Cash Express, Inc. 1997 Stock Option Plan, as amended to-date, the Ace Cash Express, Inc. Non-Employee Directors Stock Option Plan, as amended to-date, and the Ace Cash Express, Inc. 1987 Stock Option Plan, as amended and in effect on December 17, 1997 (collectively, the "Option Plans").

         With respect to the foregoing, we have examined the Registration Statement and such other documents, and such legal matters, as we have deemed necessary to render the opinion expressed herein. Based on the foregoing, we are of the opinion that the Shares underlying options granted under the Option
Plans, when issued and sold in accordance with the respective terms of the Option Plans and the corresponding option agreements entered into by the Company for consideration equal to at least the par value per Share, are or will be duly authorized, validly issued, and fully paid and nonassessable.

         We consent to the use of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name in the Registration Statement

                                             Very truly yours,

                                            GARDERE & WYNNE, L.L.P.



                                            By: /s/ Richard A. Tulli
                                                   Richard A. Tulli, Partner